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                                 EXHIBIT (j)(2)
                        CONSENT OF DELOITTE & TOUCHE LLP

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                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 033-12608 of our report dated September 10, 1999, relating to HighMark Funds, including Growth Fund, Value Momentum Fund, Income Equity Fund, Balanced Fund, Emerging Growth Fund, Small Cap Value Fund, International Equity Fund, California Intermediate Tax-Free Bond Fund, Bond Fund, Intermediate-Term Bond Fund, 100% U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Diversified Money Market Fund, and California Tax-Free Money Market Fund, incorporated by reference in the Statement of Additional Information and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
San Francisco, California
November 22, 1999